UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2016
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Executive 10b5-1 Plan

On March 18, 2016, Gregg S. Kantor, Chief Executive Officer (CEO) of Northwest Natural Gas Company (NW Natural) (NYSE: NWN) entered into a trading plan (Trading Plan) intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for the periodic and orderly disposition of 14,000 shares of NW Natural common stock during the period between May 2016 and June 2017.

As previously disclosed, on December 17, 2015 Mr. Kantor announced his intention to retire from his position as CEO and director of NW Natural effective July 31, 2016, and serve as an advisor to the Board of Directors of NW Natural until December 31, 2016, at which time he will retire as an employee of NW Natural. The Trading Plan enables Mr. Kantor to periodically sell a portion of his NW Natural common stock to diversify his holdings before and shortly after his retirement.

As of today’s date, Mr. Kantor holds the following shares that are not subject to this Trading Plan: 31,996 shares held directly by Mr. Kantor or jointly with his spouse; 7,547 shares held indirectly by credit to Mr. Kantor’s account in the Company’s Deferred Compensation Plan; 68,000 shares Mr. Kantor has the right to acquire through exercise of options under the Company’s Restated Stock Option Plan; 770 shares held by Mr. Kantor’s parent, which Mr. Kantor is power of attorney and potential beneficiary; and 10,570 shares issuable under unvested restricted stock units under NW Natural’s Long Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: March 18, 2016	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer and
Corporate Secretary